Exhibit 10.3

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into as of the 4th day of August, 2011 by and between RENEWABLE ENERGY GROUP, INC., a Delaware corporation, whose address is 416 S. Bell Ave., P.O. Box 888, Ames, Iowa 50010 (“Pledgor”), and USRG HOLDCO IX, LLC, a Delaware limited liability company, whose address is c/o US Renewables Group, LLC, 10 Bank Street, White Plains, NY 10606 (“Pledgee”).

WHEREAS, concurrent with the execution of this Agreement, REG Albert Lea, LLC, an Iowa limited liability company (the “Company”) has executed a Note in the principal amount of $10,000,000 in favor of Pledgee (the “Note”) and a Loan Agreement by and among Pledgor, Pledgee and USRG Management Company, LLC (the “Loan Agreement”); and

WHEREAS, as security for the Company’s performance under the Note, Pledgor desires to grant to Pledgee a security interest in all of the issued and outstanding membership units of the Company owned or held by Pledgor at any time (the “Units”).

NOW, THEREFORE, in consideration of the premises, and the agreements hereinafter set forth, it is hereby agreed by and between the parties as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings assigned to them in this section: (a) “Collateral” means the Units, the Unit Rights and the proceeds of each; and (b) “Unit Rights” means any distribution, dividend, additional Units and any other right or property which Pledgor shall receive or shall become entitled to receive for any reason whatsoever (whether by reclassification, merger, exchange, liquidation or otherwise) with respect to, in substitution for or in exchange for any Units, right to receive Units, options for Units and right to receive earnings which Pledgor has heretofore or hereafter acquires from the Company for any reason. “Unit Rights” shall specifically include rights to any cash distributions or dividends paid on the Units, except that Pledgor shall have the right to retain such cash distributions or dividends so long as Pledgor is not in Default (as defined below) hereunder. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings provided in the Loan Agreement.

2. Security Interest. Pledgor hereby grants to Pledgee a security interest in the Collateral. If Pledgor shall acquire any additional Collateral at any time after the date hereof such Collateral shall automatically and without any further action be subject to the security interest created hereunder. The security interest granted herein shall secure: (i) the performance by the Company of its Loan Obligations; and (ii) the performance by Pledgor of its obligations under this Agreement. Pledgor shall upon execution of this Agreement deliver the original certificates representing the Units to Pledgee to be held in accordance with the terms of this Agreement. To the extent additional certificates are issued hereafter by the Company to evidence the Collateral, Pledgor agrees to deliver such original certificates to Pledgee to be held by Pledgee in accordance with the terms of this Agreement and the Loan Agreement. Pledgor shall cause all such certificates delivered to be “certificated securities” as defined in Article 8 of the UCC.

3. Pledgor’s Disposition of Collateral. Pledgor shall not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the Loan Agreement).

4. Pledged LLC Interests. Pledgor shall not permit (a) the Company to issue any additional limited liability company interests in the Company at any time unless (i) provision is made for the inclusion of such property in the Collateral, (ii) such issuance is permitted under the Loan Agreement and such limited liability company interests are issued to Pledgor or any other Person reasonably satisfactory to Pledgee (or any of their respective successors and permitted assigns), (iii) all necessary action has been taken in order to create, in favor of Pledgee, a legal, valid and enforceable lien on and first-priority security interest in such limited liability company interests, prior and superior to all other liens, (iv) all necessary and appropriate consents to the creation, perfection and enforcement of such liens of the Pledgee have been obtained and (iv) if reasonably requested by Pledgee, Pledgee shall have received an opinion of counsel reasonably acceptable to Pledgee with respect to such additional limited liability company interests and the Pledgee's lien and security interest with respect thereto, which opinion shall be in form and substance satisfactory to Pledgee; (b) the Company to have outstanding any subscription agreements, warrants, rights or options to acquire any limited liability company interests of whatever type; (c) any limited liability company interest of the Company to be dealt in or traded on any securities exchange or in any securities market; or (d) any limited liability company interest of the Company to be deemed an investment company security (as defined in Section 8-103(b) of the UCC).

5. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee as follows, which representations and warranties shall survive the execution and delivery of this Agreement:

(a) This Agreement constitutes a valid and binding obligation of Pledgor and creates a first priority security interest which is enforceable against Pledgor in the Collateral and proceeds thereof.

(b) Neither the execution and delivery by Pledgor of this Agreement, nor the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Pledgor or the provision of any indenture, instrument or agreement to which Pledgor is a party or is subject, or by or which Pledgor or Pledgor 's property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any lien pursuant to the terms of such indenture, instrument, or agreement.

(c) The Collateral is owned by Pledgor free and clear of any lien, other than the security interest created hereunder.

(d) Pledgor has paid and shall continue to pay all taxes, assessments and levies with respect to the Collateral and with respect to any disposition thereof.

6. Default. The occurrence of any of the following events shall constitute a default (“Default”) hereunder:

(a) Failure by Pledgor to perform any obligation hereunder or the breach by Pledgor of any term or condition of this Agreement;

(b) Any default under the Note that is not cured within the time period, if any, specified for cure under the Note;

(c) Any Event of Default under the Loan Agreement;

(d) Any representation or warranty made by Pledgor herein is false in any material respect or omits to state a fact material to such representation or warranty; or

(e) Any obligation of Pledgor to Pledgee hereunder is revoked, rescinded or cancelled in whole or in part.

7. Remedies after Default. If any Default occurs, then, upon the election of Pledgee, Pledgee may exercise all rights and remedies set forth in this Agreement, the Loan Agreement, and the Uniform Commercial Code for the benefit of a secured party when a debtor is in default under a security agreement, and any other applicable law.

8. Voting Rights. Unless and until there shall have occurred and be continuing any Default, Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral, and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of Pledgee therein. After the occurrence of a Default, Pledgee may at any time and from time to time, without notice to Pledgor, exercise all voting and other rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges or options pertaining to any of the Units or any of the Unit Rights as if Pledgee were the absolute owner thereof.

9. Retention or Sale of Collateral after Default. In the event, following a Default, the Collateral, subject to consent by Pledgor under applicable provisions of the Uniform Commercial Code, is retained in satisfaction of the obligations secured by the Collateral, then as provided in the Uniform Commercial Code, the obligations of Pledgor hereunder and the obligations of the Company under the Note shall be released. In the event, following a Default, the Collateral is sold as provided in the Uniform Commercial Code, then the proceeds may be retained by Pledgee and all obligations of Pledgor hereunder and the obligations of the Company under the Note shall remain in full force and effect. In that event the proceeds shall be used to pay the obligations of the Company under the Note and any expenses incurred by Pledgee in disposing of the Collateral, any excess proceeds shall be paid to Pledgor.

10. Notice of Disposition of Collateral. Notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed to be reasonable and deemed to be given if sent to Pledgor in accordance with the Notice provisions hereof at least ten (10) days prior to such public sale or the time after which any such private sale or disposition may be made.

11. Terms of Disposition; Redemption. Pledgor agrees that the private sale or other private disposition of the Collateral shall be deemed to be commercially reasonable notwithstanding the possibility that a substantially higher price might be realized if such sale or other disposition were public and deferred until after registration under the Securities Act of 1933, as amended, or compliance with any other applicable securities laws. The parties hereto acknowledge and agree that Pledgor shall have the right to redeem the Collateral as provided in the Uniform Commercial Code.

12. Disposition of Proceeds of Liquidation; Possession of Collateral. Beyond exercise of reasonable care to assure the safe custody of the Collateral in the physical possession of Pledgee pursuant hereto, Pledgee shall have no duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and Pledgee shall be relieved of all responsibility for the Collateral upon surrendering it to Pledgor.

13. Obligations and Rights Not Affected. The obligations of Pledgor and the rights of Pledgee hereunder shall not be released, reduced, affected or in any way impaired by any of the following, whether with or without notice to Pledgor:

(a) Any failure or delay on the part of Pledgee (i) to enforce, assert or exercise any right, power or remedy against Pledgor conferred on Pledgee by law or otherwise, (ii) to enforce, assert or exercise any right, power or remedy against any Collateral held by Pledgee hereunder, or (iii) to file or pursue any claim in any receivership, bankruptcy or insolvency proceeding filed by or against Pledgor; or

(b) The voluntary or involuntary assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, composition or other proceeding under the laws for the protection of debtors affecting Pledgor or any of the assets of Pledgor or any discharge from liability or rejection of burdensome contracts or obligations in the course of or resulting from any such proceedings.

14. Indemnification. Pledgor shall defend, indemnify and hold Pledgee harmless from and against any loss, liability, damage, or expense, including reasonable attorneys' fees, arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement on the part of Pledgor under this Agreement.

15. Further Assurances. Upon request, at any time after the date hereof, Pledgee will forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Pledgor, or its counsel, may request in order to effectuate the purposes of this Agreement, including, without limitation, for the purposes of Pledgee obtaining control over the Collateral.

16. Notices. All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”) shall be in writing and shall be given by: (a) hand delivery to the address for Notices; (b) delivery by overnight courier service to the address for Notices; or (c) sending the same by United States mail, postage prepaid, certified mail, return receipt requested, addressed to the address for Notices. The address for Notices shall be the party’s address set forth in the preamble to this Agreement, or such other address as the party may by Notice designate from time to time. All Notices shall be deemed given and effective upon the earlier to occur of: (x) the hand delivery of such Notice to the address for Notices; (y) one (1) business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; or (z) three (3) business days after depositing the Notice in the United States mail.

17. Entire Agreement. This Agreement sets forth the entire agreement and understanding between Pledgor and Pledgee and supersedes all prior agreements and understandings between them concerning the subject matter hereof.

18. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York. References herein to the Uniform Commercial Code are to the Uniform Commercial Code as adopted and codified in the State of New York and as amended from time to time.

19. Waivers, Amendments and Remedies. No delay or omission by Pledgee to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement shall be valid unless in writing and signed by Pledgee, and then only to the extent specifically set forth in such writing. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and shall be available to Pledgee until the obligations of Pledgor have been released.

20. Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable. In the event any provision of this Agreement is held to be unenforceable as written, but enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be enforceable and it shall be enforced to that extent.

21. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

22. Waiver of Jury Trial. EACH OF THE PARTIES WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO ANY MATTER ARISING OUT OF THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have entered into this Pledge Agreement as of the date and year first set forth above.

PLEDGOR

RENEWABLE ENERGY GROUP, INC., a Delaware corporation

/s/ Daniel J. Oh
By: Daniel J. Oh
Its: President

PLEDGEE

USRG HOLDCO IX, LLC, a Delaware limited liability company

By:
Its: